UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012

ANGIE’S LIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	5-86513	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN	46202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 888-5478

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Title of Class)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2012, the Board of Directors (the “Board”) of Angie’s List, Inc. (the “Company”) appointed Michael S. Maurer, chairman of the board of The National Bank of Indianapolis and IBJ Corp., a publishing company which owns The Indianapolis Business Journal, to fill a vacancy on the Board, effective immediately. The Board also appointed Mr. Maurer as a member of its Audit Committee. Mr. Maurer will serve as a Class III director and will stand for re-election at the Annual Stockholders Meeting in 2014.

Mr. Maurer will be compensated under the Company’s non-employee director compensation policy as in effect from time to time, as most recently described in the Company’s Registration Statement on Form S-1, including payment for his partial year of service in the form of a prorated option grant and payment of a $35,000 initial retainer fee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 16, 2012

ANGIE’S LIST, INC.

/s/ Shannon M. Shaw
By: Shannon M. Shaw
Its: General Counsel